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                                                                   EXHIBIT 10.15

                             CONSULTING AGREEMENT

     This consulting agreement (the "Agreement") is entered into and is effective as of 12/1/96 (the "Effective Date") by and between ENACT Health Management Systems ("Company") and WAYNE WAGER CASCADIA VENTURES ("Consultant").

     The Company desires to retain the Consultant as an independent contractor to perform consulting services for the Company from time to time and the Consultant is willing to perform such services, on the basis set forth more fully below.

     In consideration of the mutual promises contained herein, the Company and the Consultant mutually agree as follows:

     1. SERVICES.  The Consultant agrees to perform the Services described in
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any Project assignment pursuant hereto in a workmanlike manner according to the schedule of work set forth therein. A copy of the form of Project Assignment is attached hereto as Exhibit A. The Consultant agrees not to perform similar
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services during the term of this Agreement for any other manufacturer or seller of products or services directly competitive with products or services manufactured or sold by the Company unless the Company gives prior written consent.

     2. PAYMENT FOR SERVICES.  The Company shall pay the Consultant the fee set
        --------------------
forth in the Project Assignment for the performance of the Services, together with reimbursement for the Consultant's direct costs, as provided therein.

     3. RELATIONSHIP OF PARTIES.  The Consultant shall perform the Services
        -----------------------
under the general direction of the Company, but the Consultant shall determine, in the Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that the Consultant shall at all times comply with applicable law. The Consultant is an independent contractor and the Consultant is not an agent or employee of the Company, and has no authority whatsoever to bind the Company by contract or otherwise.

     4. THE COMPANY RULES.  The Consultant shall observe the working hours,
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working rules and holiday schedules of the Company while working on the
Company's premises.

     5. EMPLOYMENT TAXES AND BENEFITS.  The Consultant acknowledges and agrees
        -----------------------------
that it shall be the obligation of the Consultant to report as income all compensation received by the Consultant pursuant to this Agreement and the Consultant agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including the interest and penalties thereon, in connection with any payments made to the Consultant by the Company pursuant to this Agreement.

     6. INVENTIONS.  All designs, artwork software programs, brochures, manuals,
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products, procedures, drawings, notes, documents, information, materials, discoveries and inventions (hereafter "Designs and Inventions") made, conceived or developed by the Consultant alone or with others which result from or relate to the Services, or which the Consultant may receive from the Company while performing the Services, shall be the sole property of the Company. The Company shall have the sole right to determine the method of protection for any such Designs and Inventions, including the right to keep the same as trade secrets, to file and execute patent applications thereon, to use and disclose the same without prior patent application, to file registrations for copyright or trademark thereon in its own name, or to follow any other procedure that the Company deems appropriate. The Consultant agrees (a) to disclose promptly in writing to the Company all such Designs and Inventions, (b) that the Company has a power of attorney to apply for the Consultant's name, and to execute any
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applications and/or assignments reasonably necessary to obtain any patent, copyright, trademark or other statutory protection for such Designs and Inventions in the Company's name as the Company deems appropriate. These obligations to disclose, assist, and execute shall survive termination of this Agreement. At the Company's option, it shall be entitled to use the name of the Consultant in advertising and other materials.

     7. CONFIDENTIALITY. The Consultant agrees to hold the Company's
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Confidential Information in strict confidence and not to disclose such
Confidential Information to any third parties. For purposes hereof, "Confidential Information" shall include all confidential and proprietary information disclosed by the Company including but not limited to technical and business information relating to the Company's current and proposed products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, finances, customers, suppliers, marketing and production, personnel and future business plans. "Confidential Information" also includes propriety or confidential information of any third party who may disclose such information to the Company or the Consultant in the course of the Company's business. The above obligations shall not apply to Confidential Information which is already known to the Consultant at the time it is disclosed, or which before being divulged either (a) has become publicly known through no wrongful act of the Consultant; (b) has been rightfully received from a third party without restriction on disclosure and without breach of this Agreement; (c) has been independently developed by the Consultant; (d) has been approved for release by written authorization of the Company; (e) has been disclosed pursuant to a requirement of a government agency or of law.

     8. TERMINATION. This Agreement shall commence on the date first written
        -----------
below and shall continue until terminated as follows:

          (a) Either party may terminate the Agreement in the event of a breach by the other of any of its obligations contained herein if such breach continues uncured for a period of ten (10) days after written notice of such breach to the other party;

          (b) Either party may terminate this Agreement upon written notice to the other party if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency;

          (c) Either party may terminate this Agreement for its convenience upon ten (10) day's written notice to the other if there is no outstanding Project Assignment.

     Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other or arising after the date of such termination, except that any termination shall not relieve the Consultant or the Company of their obligations under Paragraphs 5, 6, 7, and 9, nor shall any such termination relieve the Consultant or the Company from any liability arising from any breach of this Agreement.

     9. GENERAL
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          (a) PRE-EXISTING OBLIGATIONS. The Consultant represents and warrants
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that the Consultant is not under any pre-existing obligation or obligations inconsistent with the provisions of this Agreement.

          (b) ASSIGNMENT. The rights and liabilities of the parties hereto shall
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bind an inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that, as the Company has contracted for the Consultant's services, the Consultant may not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the Company.




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          (c) EQUITABLE RELIEF.  Because the Services are personal and unique
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and because the Consultant shall have access to and become acquainted with the confidential information of the Company, the Consultant agrees that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or any other equitable relief with prejudice to any other rights and remedies that the Company may have for the breach of this Agreement.

          (d) ATTORNEY'S FEES.  If any action at law or in equity is necessary
              ---------------
to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

          (e) GOVERNING LAW: SEVERABILITY.  This Agreement shall be governed by
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and construed in accordance with the laws of the State of California. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

          (f) COMPLETE UNDERSTANDING MODIFICATION.  This Agreement constitutes
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the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties thereto.

          (g) NOTICES.  Any notices required or permitted hereunder shall be
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given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date written below.

ENACT HEALTH MANAGEMENT SYSTEMS              CASCADIA VENTURES
                                             ----------------------------------
                                             Consultant's Business Name

/s/ Matt Sanders       12/1/96               /s/ Wayne Wager           1/10/97
_____________________________________        ----------------------------------
By (Signature)          Date                 By (Signature)            Date

Matt Sanders, Chief Executive Officer        WAYNE WAGER
_____________________________________        ----------------------------------
Printed Name and Title                       Printed Name and Title

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EXHIBIT A
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Project Assignment #____
under Consulting Agreement dated 1/10/97

Project:

The Consultant shall render such services as the Company may from time to time request in connection with Business Development, including, without limiting the generality of the foregoing:

Schedule of Work:

  The work will commence on 12/1/96, and end on 5/1/97.

Fees and Reimbursement:
-----------------------

  A.   Fee: $10,000 per month.

  B.   Reimbursement for the following, as approved in advance by the Company:

       1.  Outside services at cost:
       2.  Direct charges at cost:
       3.  Travel and subsistence at cost:

       The Consultant shall invoice the Company semi-monthly for services and expenses and shall provide such reasonable receipts or other documentation of expenses as the Company might request, including copies of time records.

       Payment Terms: net 30 days from receipt of invoice. The Company will be invoiced on the 15th and last day of the month.

  C. Maximum chargeable on this contract, including all items in paragraphs A and B above, is $60,000 and $10,000 ?????.

Signed,

Company: /s/

Consultant: /s/ Wayne Wager
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